Exhibit 10.2

Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. ”[***]” indicates where information has been omitted.

DEBT ACKNOWLEDGMENT AND PREFERRED STOCK EXCHANGE AGREEMENT

This Debt Acknowledgment and Preferred Stock Exchange Agreement (this “Agreement”) is entered into as of November 6, 2026 (the “Execution Date”), by and between IIOT-OXYS, Inc., a Nevada corporation (the “Company”), and Scott Cox, an individual (“Cox” or the “Creditor”). The Company and the Creditor are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.The Company is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whose common stock is quoted on the OTCID operated by OTC Markets Group Inc.

B.During 2024 and 2025, the Creditor made payments on behalf of the Company to certain third-party service providers, principally for accounting, audit, legal, and other professional services relating to the Company’s operations and its reporting obligations under the Exchange Act (each such payment, as adjusted, an “Advance” and, collectively, the “Advances”).

C.The Company has recorded the Advances as an account payable owed to the Creditor in its accounts payable records, and the Company’s accounts payable aging report supporting its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 identifies the Creditor as a creditor with an outstanding balance of $84,262.65.

D.The Advances, the related accounting journal entries, and the amounts thereof are set forth on Exhibit A attached hereto (the “Schedule of Advances”).

E.The Parties desire to acknowledge the Company’s existing obligation to reimburse the Creditor for the Advances and to exchange such obligation in its entirety for shares of the Company’s Series E Convertible Preferred Stock, par value $0.001 per share and stated value $1,200 per share (the “Series E Preferred Stock”), designated pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred filed with the Nevada Secretary of State on October 30, 2025 (the “Certificate of Designation”), which authorizes the issuance of Series E Preferred Stock for cash or in exchange for other securities, rights, or property, on the terms and subject to the conditions set forth herein.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1. ACKNOWLEDGMENT OF EXISTING OBLIGATION

1.1Acknowledgment. The Company and the Creditor each acknowledge and agree that: (a) prior to the Execution Date, the Creditor advanced funds or made payments to the third-party service providers identified on the Schedule of Advances on behalf of the Company; (b) the Company received the benefit of such payments; (c) the Company has recorded in its books and records an outstanding obligation to reimburse the Creditor for the Advances (the “Reimbursement Obligation”); and (d) subject to the confirmation contemplated by Section 1.3, the aggregate amount of the Reimbursement Obligation outstanding immediately prior to the Closing is Eighty-Four Thousand Two Hundred Sixty-Two and 65/100 Dollars ($84,262.65) (the “Acknowledged Amount”).

1.2Nature of Obligation. The Parties acknowledge and agree that the Reimbursement Obligation is a bona fide obligation of the Company that arose from the Advances prior to the Execution Date, and that this Agreement documents and acknowledges, and does not newly create, the Reimbursement Obligation. Nothing in this Agreement shall be construed as a representation or acknowledgment that the Advances were made pursuant to any promissory note, loan agreement, or other instrument or agreement, written or oral, or that the Reimbursement Obligation bears interest, has a stated maturity, or is secured by any lien on or security interest in any property of the Company.

1.3No Additional Amounts; Confirmation of Balance. The Creditor acknowledges and agrees that, other than the Acknowledged Amount, no principal, interest, fees, penalties, expenses, or other amounts are owed by the Company to the Creditor in connection with the Advances or the transactions reflected on the Schedule of Advances. The Schedule of Advances identifies the obligations being acknowledged and exchanged hereunder. Each Party shall confirm in writing at or before the Closing that the Acknowledged Amount remains accurate and outstanding as of the Closing Date, and in the event of any discrepancy, the Parties shall cooperate in good faith to reconcile the Schedule of Advances against the Company’s books and records and the underlying payment records before the Closing. The dates set forth in the Schedule of Advances are the dates of the Company’s accounting journal entries and are not necessarily the dates on which the Creditor made the corresponding payments.

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ARTICLE 2. EXCHANGE

2.1Exchange. Subject to the terms and conditions of this Agreement, at the Closing, the Creditor shall exchange, assign, and surrender to the Company the entire Reimbursement Obligation, in the full Acknowledged Amount, and in exchange therefor the Company shall issue to the Creditor 70.218875 shares of Series E Preferred Stock (the “Exchange Shares”) (such transaction, the “Exchange”).

2.2Exchange Price. The Exchange Shares shall be issued at an exchange price of $1,200.00 per share of Series E Preferred Stock, which equals the Stated Value (as defined in the Certificate of Designation) per share of Series E Preferred Stock as of the Execution Date (the “Exchange Price”). The number of Exchange Shares equals the Acknowledged Amount ($84,262.65) divided by the Exchange Price ($1,200.00), or 70.218875 shares of Series E Preferred Stock. The Parties acknowledge that the Stated Value of the Series E Preferred Stock does not, by itself, establish the fair value of the Exchange Shares.

2.3Fractional Shares. The Exchange Shares include a fractional share of Series E Preferred Stock, so that the aggregate number of Exchange Shares equals the Acknowledged Amount divided by the Exchange Price without rounding, and the Company shall record the Exchange Shares on its stock ledger to six decimal places. The Creditor acknowledges that the prohibition on fractional shares in Section 5 of the Certificate of Designation applies to shares of Common Stock issuable upon conversion of the Series E Preferred Stock, and that any fractional share of Common Stock otherwise issuable upon conversion of the Exchange Shares shall be treated as provided in the Certificate of Designation. No cash payment shall be made in respect of the Reimbursement Obligation or any fractional Exchange Share.

2.4Effectiveness. The Exchange shall become effective only upon the valid issuance of the Exchange Shares to the Creditor at the Closing. The execution and delivery of this Agreement shall not, by itself, satisfy, discharge, or extinguish the Reimbursement Obligation.

2.5Rights of Exchange Shares. The Exchange Shares shall have the rights, preferences, privileges, and limitations set forth in the Certificate of Designation and the Company’s Articles of Incorporation, as amended, and nothing in this Agreement shall be construed to grant the Creditor any right, preference, or privilege in respect of the Exchange Shares beyond those set forth therein.

2.6Dividend Accrual; Conversion Limitations. Notwithstanding any reference in the Certificate of Designation to the Original Issue Date, the Creditor acknowledges and agrees that dividends on the Exchange Shares shall accrue only from and after the Closing Date, and the Creditor irrevocably waives any right to dividends, Late Fees, or other amounts in respect of the Exchange Shares attributable to any period before the Closing Date. The Creditor further acknowledges that conversion of the Exchange Shares is subject to the Beneficial Ownership Limitation, the leak-out restrictions, and the other limitations set forth in the Certificate of Designation.

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ARTICLE 3. CLOSING

3.1Closing. The closing of the Exchange (the “Closing”) shall take place remotely by electronic exchange of documents and signatures on such date as the Parties may agree in writing, following satisfaction or waiver of the conditions set forth in Article 6 (the date on which the Closing occurs, the “Closing Date”).

3.2Company Deliveries. At the Closing, the Company shall deliver or cause to be delivered: (a) evidence that the Company, acting as its own transfer agent and registrar for the Series E Preferred Stock, has recorded the issuance of the Exchange Shares in the name of the Creditor on the Company’s stock ledger in book-entry form, bearing the legend set forth in Section 5.2, together with a written statement of the information required by Nevada law to be furnished to holders of uncertificated shares, or such other evidence of issuance as is reasonably appropriate; and (b) a copy of the resolutions of the Board of Directors of the Company (the “Board”) approving this Agreement and the issuance of the Exchange Shares. As used in this Agreement, “Transfer Agent” means Issuer Direct, the Company’s transfer agent for the Common Stock, together with any successor transfer agent for the Common Stock.

3.3Creditor Deliveries. At the Closing, the Creditor shall deliver to the Company: (a) the written confirmation of the Acknowledged Amount contemplated by Section 1.3; (b) the investor questionnaire, in the form provided by the Company, completed and executed by the Creditor (the “Investor Questionnaire”); (c) a completed IRS Form W-9; and (d) such other documents as the Company may reasonably request to effect and record the issuance of the Exchange Shares.

ARTICLE 4. SATISFACTION, CANCELLATION, AND RELEASE

4.1Satisfaction. Effective automatically upon the valid issuance of the Exchange Shares to the Creditor at the Closing, and without further action by any Party: (a) the Reimbursement Obligation shall be fully and irrevocably satisfied, discharged, and extinguished; and (b) the Creditor shall have no further right to repayment or reimbursement of the Advances or any portion thereof.

4.2Limited Release. Effective upon the valid issuance of the Exchange Shares, the Creditor, on behalf of himself and his heirs, executors, administrators, successors, and assigns, hereby irrevocably and unconditionally releases and forever discharges the Company and its subsidiaries, and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Released Parties”), from any and all claims, demands, causes of action, and liabilities, whether known or unknown, for repayment or reimbursement of the Advances or the Reimbursement Obligation, including any claim for interest, penalties, fees, costs, or other amounts asserted in respect thereof (the “Released Claims”). The Released Claims do not include, and this Section 4.2 shall not release, (a) any rights or obligations under this Agreement, (b) any rights of the Creditor as a holder of the Exchange Shares, or (c) any claim unrelated to the Advances or the Reimbursement Obligation.

4.3Evidence of Indebtedness. The Parties acknowledge that no promissory note or other instrument evidencing the Reimbursement Obligation is known to exist. If any note, instrument, invoice, statement, or other document evidencing all or part of the Reimbursement Obligation is subsequently identified, the Creditor shall promptly deliver such document to the Company marked “satisfied” or “canceled,” and any such document shall be deemed satisfied and canceled as of the Closing regardless of whether so delivered.

4.4Accounting Treatment. The Creditor acknowledges that the Company may adjust its books and records to reflect the extinguishment of the account payable owed to the Creditor and the issuance of the Exchange Shares, and that the Company makes no representation as to the accounting or tax treatment of the Exchange.

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ARTICLE 5. SECURITIES LAW MATTERS

5.1Exemption. The Exchange Shares are being offered and issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and in reliance upon applicable exemptions under state securities laws, based in part on the representations of the Creditor set forth in Article 7 and the information provided by the Creditor in the Investor Questionnaire.

5.2Restrictive Legend. Each certificate or book-entry notation representing the Exchange Shares shall bear a legend substantially as follows, in addition to any legend required by the Certificate of Designation or applicable state securities laws, and any shares of Common Stock issued upon conversion of the Exchange Shares shall bear such legend unless, at the time of issuance, such shares may be issued without restrictive legend in compliance with the Securities Act (including Rule 144 thereunder), as determined by the Company and its counsel, consistent with the Certificate of Designation: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION, AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.3Stop-Transfer Instructions. The Company may make stop-transfer notations on its stock ledger with respect to the Exchange Shares, and may issue stop-transfer instructions to the Transfer Agent with respect to any shares of Common Stock issued upon conversion of the Exchange Shares, in each case consistent with Section 5.2.

5.4Filings. The Company may make such filings with the Securities and Exchange Commission and state securities regulators as it determines are required in connection with the Exchange, and the Creditor shall cooperate with the Company and provide such information as the Company reasonably requests in connection therewith.

ARTICLE 6. CONDITIONS TO CLOSING

6.1Conditions to Obligations of the Company. The obligation of the Company to consummate the Exchange is subject to the satisfaction, or waiver by the Company in writing, of each of the following conditions: (a) this Agreement shall have been duly executed and delivered by the Creditor; (b) the Board shall have approved this Agreement, the Exchange, and the issuance of the Exchange Shares, and, if the Creditor is an Affiliate (as defined in the Certificate of Designation) of the Company, such approval shall include the express approval of a majority of the disinterested directors of the Company and a determination that the Exchange is on an arm’s-length basis, or the Company shall have obtained the consent of the holders of Series E Preferred Stock required by Section 9 of the Certificate of Designation; (c) the Parties shall have confirmed the Acknowledged Amount in accordance with Section 1.3; (d) the Company shall have instructed the Transfer Agent to reserve the shares of Common Stock issuable upon conversion of the Exchange Shares as contemplated by clause (f); (e) the Company shall have received all consents and waivers required under its agreements with GHS Investments, LLC and any of its affiliates (collectively, “GHS”), and all other consents, waivers, and approvals of any third party or governmental authority required in connection with the Exchange, each in form and substance satisfactory to the Company; (f) the Company shall have confirmed that, after giving effect to all shares of Series E Preferred Stock previously issued (including as dividends) or reserved for issuance, the issuance of the Exchange Shares will not cause the number of outstanding shares of Series E Preferred Stock to exceed the 3,000 shares designated under the Certificate of Designation, and that the Company has sufficient authorized, unissued, and unreserved shares of Common Stock to reserve for conversion of the Exchange Shares as required by the Certificate of Designation; (g) the issuance of the Exchange Shares shall comply with the Certificate of Designation, including any limitations on issuance, holders, or ownership set forth therein; (h) the Company shall be satisfied that the issuance of the Exchange Shares is exempt from registration under the Securities Act and applicable state securities laws; (i) the representations and warranties of the Creditor shall be true and correct as of the Execution Date and the Closing Date; and (j) the Creditor shall have made the deliveries set forth in Section 3.3.

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6.2Conditions to Obligations of the Creditor. The obligation of the Creditor to consummate the Exchange is subject to the satisfaction, or waiver by the Creditor in writing, of each of the following conditions: (a) the representations and warranties of the Company shall be true and correct in all material respects as of the Execution Date and the Closing Date; and (b) the Company shall have made the deliveries set forth in Section 3.2.

6.3Termination. If the Closing has not occurred on or before November 13, 2026, either Party may terminate this Agreement by written notice to the other Party, provided that the right to terminate shall not be available to a Party whose breach caused the failure of the Closing to occur. Upon termination, this Agreement shall be of no further force or effect, except Article 9, which shall survive, and the Reimbursement Obligation shall remain outstanding in accordance with its terms as they existed immediately prior to the Execution Date, without prejudice to the acknowledgment set forth in Article 1.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF THE CREDITOR

The Creditor represents and warrants to the Company, as of the Execution Date and as of the Closing Date, as follows:

7.1Capacity. The Creditor is an individual with full legal capacity to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by the Creditor and constitutes the legal, valid, and binding obligation of the Creditor, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and to general principles of equity.

7.2Ownership of Claim. The Creditor is the sole legal and beneficial owner of the entire Reimbursement Obligation, free and clear of any lien, pledge, security interest, claim, or other encumbrance. The Creditor has not sold, assigned, transferred, pledged, granted any participation in, or otherwise disposed of or encumbered all or any portion of the Reimbursement Obligation or any interest therein.

7.3No Prior Satisfaction. No portion of the Acknowledged Amount has been repaid, settled, offset, or otherwise satisfied by the Company or any other person.

7.4No Other Agreements. There is no agreement, arrangement, or understanding, written or oral, between the Creditor and the Company or any of its officers, directors, or affiliates providing for any interest, fee, premium, additional compensation, security, or repayment right in respect of the Advances or the Reimbursement Obligation, other than this Agreement.

7.5Investment Intent. The Creditor is acquiring the Exchange Shares for his own account, for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or applicable state securities laws. The Creditor confirms each of the acknowledgments in Section 5 of the Investor Questionnaire, including those about investment intent, restricted securities, investment risks, and conversion restrictions, and those acknowledgments are incorporated herein by reference.

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7.6Investor Status. The Creditor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, on the basis indicated in the Investor Questionnaire. The Creditor, alone and without a purchaser representative, has such knowledge and experience in financial and business matters, including substantial management experience with private and public companies, that he is capable of evaluating the merits and risks of the Exchange and an investment in the Exchange Shares and of protecting his own interests in connection therewith. The information provided by the Creditor in the Investor Questionnaire is true, correct, and complete. The Creditor acknowledges that the Company is relying on that information and on this Article 7 in determining whether the exemption described in Section 5.1 is available. The Creditor shall promptly notify the Company if any such information ceases to be accurate before the Closing.

7.7Access to Information. The Creditor has had access to the Company’s filings with the Securities and Exchange Commission and to such other information concerning the Company as he has requested, has received and reviewed this Agreement and the Certificate of Designation, and has had the opportunity to ask questions of and receive answers from the Company regarding the Company, the Series E Preferred Stock, and the Exchange. All such questions have been answered to the Creditor’s satisfaction. No such access or investigation limits the Creditor’s right to rely on the Company’s representations and warranties in Article 8.

7.8Risks. The Creditor understands that an investment in the Exchange Shares is speculative and involves a high degree of risk, including the risk of loss of the entire investment; that there is no public market for the Series E Preferred Stock and none may develop; that conversion of the Exchange Shares and resale of the underlying Common Stock are limited by the Beneficial Ownership Limitation and leak-out restrictions in the Certificate of Designation; and that he is able to bear the economic risk of holding the Exchange Shares for an indefinite period.

7.9Restricted Securities. The Creditor understands that the Exchange Shares have not been registered under the Securities Act or any state securities laws, are “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be resold absent registration or an available exemption; that the availability of Rule 144 is subject to conditions, including the Company’s compliance with its reporting obligations and any limitations applicable to current or former shell companies; and that, except for any piggy-back registration rights expressly set forth in Section 11 of the Certificate of Designation, the Company has no obligation to register the Exchange Shares or the shares of Common Stock issuable upon conversion thereof.

7.10No Solicitation. The Creditor did not learn of the opportunity to acquire the Exchange Shares through any advertisement, article, notice, or other communication published in any media or broadcast, or through any seminar or meeting to which he was invited by general solicitation.

7.11Independent Advice. The Creditor has had the opportunity to consult with his own legal, tax, and financial advisors regarding this Agreement and the Exchange. The Creditor acknowledges that counsel to the Company represents only the Company and has not acted as counsel to, or provided legal or tax advice to, the Creditor, and the Creditor is relying solely on his own advisors with respect to the tax consequences of the Exchange.

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ARTICLE 8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Creditor, as of the Execution Date and as of the Closing Date, as follows:

8.1Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the corporate power and authority to execute, deliver, and perform this Agreement.

8.2Authorization; Enforceability. Subject to the approval of the Board contemplated by Section 6.1(b), the execution, delivery, and performance of this Agreement and the issuance of the Exchange Shares have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and to general principles of equity.

8.3Valid Issuance. Upon issuance in accordance with this Agreement and the Certificate of Designation, the Exchange Shares will be duly authorized, validly issued, fully paid, and nonassessable, free of any liens created by the Company, other than restrictions on transfer under this Agreement, the Certificate of Designation, and applicable securities laws.

8.4No Conflict. Subject to receipt of the consents and waivers described in Section 6.1(e), the execution, delivery, and performance of this Agreement by the Company will not (a) violate the Company’s Articles of Incorporation, including the Certificate of Designation, or Bylaws, (b) violate any law applicable to the Company, or (c) result in a breach of or default under any material agreement to which the Company is a party.

8.5No Other Representations. Except as expressly set forth in this Article 8, the Company makes no representation or warranty, express or implied, regarding the Company, the Exchange Shares, or the Exchange, including as to the value of the Exchange Shares or the tax consequences of the Exchange.

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ARTICLE 9. GENERAL PROVISIONS

9.1Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Clark County, Nevada, for any action arising out of or relating to this Agreement; provided that any dispute concerning the rights, preferences, or limitations of the Exchange Shares under the Certificate of Designation shall be resolved in the forum specified in the Certificate of Designation.

9.2Notices. All notices hereunder shall be in writing and shall be deemed given when delivered personally, one business day after deposit with a nationally recognized overnight courier, or when sent by email with confirmation of transmission, addressed as follows (or to such other address as a Party may designate by notice): if to the Company: IIOT-OXYS, Inc., 705 Cambridge St., Cambridge, MA 02141, Attention: Chief Executive Officer, Email: contact@oxyscorp.com; if to the Creditor: Scott Cox, [***], Email: [***].

9.3Entire Agreement. This Agreement, including Exhibit A, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior and contemporaneous understandings, written or oral, with respect thereto.

9.4Amendments; Waivers. This Agreement may be amended or any provision waived only by a written instrument signed by both Parties (or, in the case of a waiver, by the Party against whom the waiver is to be effective).

9.5Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, and permitted assigns. The Creditor may not assign this Agreement or any rights hereunder, including the Reimbursement Obligation prior to the Closing, without the prior written consent of the Company.

9.6Severability. If any provision of this Agreement is held invalid or unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining provisions shall continue in full force and effect.

9.7Further Assurances. Each Party shall execute and deliver such further instruments and take such further actions as may be reasonably requested by the other Party to carry out the intent of this Agreement, including any documents reasonably requested by the Transfer Agent.

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9.8Expenses. Each Party shall bear its own costs and expenses, including legal and advisory fees, incurred in connection with this Agreement and the Exchange.

9.9Survival. The representations, warranties, covenants, and releases contained herein shall survive the Closing.

9.10Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by email in PDF format or by electronic signature service complying with applicable law shall be deemed original signatures for all purposes.

9.11Interpretation. Headings are for convenience only and shall not affect interpretation. The words “including” and “includes” shall be deemed followed by “without limitation.” This Agreement shall be construed as if drafted jointly by the Parties.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Debt Acknowledgment and Preferred Stock Exchange Agreement as of the Execution Date.

COMPANY:

IIOT-OXYS, INC.

By: /s/ Clifford L. Emmons______

Name: Clifford L. Emmons

Title: Chief Executive Officer

CREDITOR:

/s/ Scott Cox__________________

Scott Cox, individually

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EXHIBIT A

SCHEDULE OF OUTSTANDING ADVANCES AND REIMBURSEMENT OBLIGATIONS

The dates below are the dates of the Company’s accounting journal entries and do not necessarily reflect the dates on which the Creditor made the underlying payments.

Journal Entry Date | Journal Entry No. | Amount | Description

July 1, 2025 | 784 | $22,000.00 | Reclassification of $22,000 paid by Scott Cox to Haynie & Company

October 28, 2024 | 0563 | ($25.10) | Adjustment relating to a payment to Anarjay Concepts, Inc.

August 7, 2024 | 0538 | $6,747.25 | Payment to Business Legal Advisors, LLC for invoices 2024-088, 2024-110, and 2024-135

August 7, 2024 | 0536 | $19,293.30 | Payment to Anarjay Concepts, Inc. for invoices 2024-05-28, 2024-07-03, and 2024-07-10

July 1, 2024 | 0537 | $17,500.00 | Payment to Fruci & Associates, Inc. for invoice 148964 dated May 30, 2024

April 10, 2024 | 0535 | $9,547.20 | Payment to Anarjay Concepts, Inc. for invoice 2024-04-02 dated April 2, 2024

March 8, 2024 | 0508 | $9,200.00 | Payment to Anarjay Concepts, Inc. for invoice 2023-11-14 dated November 14, 2023

TOTAL | | $84,262.65 |

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